UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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MORGAN STANLEY

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1585 Broadway New York, NY 10036

March 12, 2007

Dear Fellow Morgan Stanley Shareholder:

The Board of Directors is asking shareholders to approve our 2007 Equity Incentive Compensation Plan at our annual shareholders meeting. We strongly believe that the Plan, the product of a deliberative process spearheaded by the Board’s Compensation, Management Development and Succession Committee, is essential to our continuing efforts to build shareholder value.

Please find enclosed a presentation that describes in greater detail the Plan and our efforts to balance shareholder concerns about equity compensation with the need for a compensation program that provides appropriate incentives and enables us to recruit and retain the top talent so that we can compete effectively.

As you will see from the presentation:

  At Morgan Stanley, equity awards foster an ownership culture and are a critical tool for driving shareholder value and for recruiting, retaining and motivating employees.

  We grant annual equity awards to employees in lieu of – not in addition to – annual cash incentive compensation.

  We manage dilution through our share repurchase program.

  The terms of our annual equity awards and our employee policies are designed to protect shareholder interests.

  If our shareholders do not approve the Plan, we will be unable to use equity as part of our compensation program as most of our competitors do, putting us at a significant competitive disadvantage and compromising our ability to enhance shareholder value.

Please support our efforts to build shareholder value by voting FOR approval of the Plan, as well as by following the Board’s voting recommendations on the other agenda items. If you have any questions, or need any assistance in voting your shares, please contact our proxy solicitors at (800) 967-7921 or (877) 750-5837. Thank you.

Sincerely,

Thomas R. Nides
Chief Administrative Officer and Secretary

                  Morgan Stanley
                  --------------------------------------------------------------------------------
                  New Equity Compensation Plan
                  March 13, 2007
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                  0

New Equity Compensation Plan

                  Overview
                  --------------------------------------------------------------------------------

                  o    The Morgan Stanley Board of Directors is recommending approval of the 2007
                       Equity Incentive Compensation Plan, including authorization to grant 100MM shares, to replace its primary equity compensation plan that expired in
                       May 2006

                  o    Approval of this equity plan is in the best interests of shareholders:

                       -    Equity awards foster an ownership culture and motivate employees to create shareholder value

                       -    Equity is a critical tool for recruiting and retaining employees

                       -    Annual equity awards are delivered in lieu of -- not in addition to
                            -- cash compensation

                       -    Equity awards are broad-based and a significant component of performance-based compensation

                       -    The Firm has managed dilution through its share repurchase program
Morgan Stanley

New Equity Compensation Plan

                  Proposed Equity Plan Features
                  Key Terms
                  --------------------------------------------------------------------------------

                  Eligibility:  Employees and consultants
                  Expiration:  Five years
                  Administration: Board's Compensation, Management Development and Succession
                  Committee
                  Shares Authorized:  100MM
                  Award type:  Restricted stock, restricted stock units, ISOs, NSOs, SARs, performance units and performance shares
                  Prohibited Without Shareholder Approval:
                    o    Option repricing
                    o    Reload option rights
                    o    Discount options
                  Payment:  Cash, check or stock. The plan does not provide for Firm loans to participants
                  Terms:  Options must be exercised within 10 years after grant date
                  Share recycling:  Conventional
Morgan Stanley

New Equity Compensation Plan

                  Importance of Equity Plan
                  Implications if Equity Plan is not Approved
                  --------------------------------------------------------------------------------

                  o  Without shareholder approval of a new employee equity plan, Morgan Stanley would be unable to use equity as part of its compensation program as its competitors do

                  o  To remain competitive in the marketplace, the Firm will need to adequately compensate employees even if unable to use equity -- resulting in nearly all c ompensation being delivered in cash

                  o  Implications:

                     -   Puts Morgan Stanley at an extreme competitive disadvantage in retaining and attracting talent
                     -   Retention would be severely compromised due to lack of equity at risk, making Morgan Stanley talent the target of competitors (low bid away cost)
                     -   Loss of equity as a long-term compensation vehicle could make it difficult to attract employees from companies that have equity programs
                     -   No other form of compensation replicates the shareholder alignment benefits of company equity
Morgan Stanley

New Equity Compensation Plan

                  Equity as a Part of Annual Compensation
                  Equity Delivered in Lieu of Cash
                  --------------------------------------------------------------------------------
                  o  Morgan Stanley, like its direct competitors Goldman Sachs, Merrill Lynch,
                     Lehman Brothers, Credit Suisse and Bear Stearns, awards equity in lieu of cash as a part of employees' annual incentive compensation

                  o  Eligible Morgan Stanley employees have a percentage of their incentive compensation deducted and deferred into equity (vesting 50% after 2 yrs and
                     50% after 3 yrs)

                     -   As compensation increases, the percentage of incentive compensation deducted and deferred into equity also increases based on a "tax table"
                         formula (tiers range from 10%-55%)

                     -   For fiscal 2006, the Firm granted annual equity awards to approximately
                         14,000 employees (25% of its 55,000 employees). Less than 5% of shares awarded were granted to Named Executive Officers

                  o  The portion of incentive compensation awarded in equity is part of a performance-based, competitive rate of total compensation

                  o  Morgan Stanley's Management Committee members must retain 75% of the common stock and equity awards (net of tax and exercise cost) held and subsequently awarded to them until employment termination

Morgan Stanley

New Equity Compensation Plan

Dilution

Shares Outstanding and Book Value Per Share

Date	Shares Outstanding
11/30/06	1,048,877,006
11/30/05	1,057,677,994
11/30/04	1,087,087,116
11/30/03	1,084,696,446
11/30/02	1,081,417,377
11/30/01	1,093,006,744
11/30/00	1,107,270,331
11/30/99	1,104,630,098
11/30/98	1,131,341,616

Date	Book Value/Share $
11/30/06	32.67
11/30/05	27.59
11/30/04	25.95
11/30/03	22.93
11/30/02	20.24
11/30/01	18.64
11/30/00	16.91
11/30/99	14.85
11/30/98	11.94

- Potential dilution from the new equity plan would be 9.5% (based on 100MM shares requested / 1,049MM shares outstanding)
- However, Morgan Stanley manages dilution over time through its equity repurchase program
  - Shares outstanding have changed little over many years – actually decreased
- Morgan Stanley book value per share has increased each year since 1998
  - Increase to $32.67 at 11/30/2006 from $11.94 at 11/30/98

Morgan Stanley

5

New Equity Compensation Plan

                  Equity Plan Overhang and Burn Rate
                  Shares Granted/Reserved and Annual Usage
                  --------------------------------------------------------------
                  o  Morgan Stanley's overhang (outstanding employee equity
                     grants and equity reserved for future grants divided
                     by shares outstanding) as of 11/30/2006 is 23% before
                     the shares requested under the new plan and would be
                     32% after 100MM new shares

                  o  Morgan Stanley's 3-year average burn rate (shares
                     granted from employee plans divided by fiscal year-end
                     shares outstanding) was 3.5%

                  o  Both Morgan Stanley's overhang and burn rate are among
                     the lowest relative to those of direct competitors

Morgan Stanley

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                       Appendix A - Financial Performance
-------------------------------------------------------------------------------

New Equity Compensation Plan
                                                            Relative Performance(1)- Fiscal Year-ended 2006

Looking at the full
U.S. peer group:

o    In terms of year-over-year revenue growth, Morgan
     Stanley was tied for second with Merrill Lynch, behind
     only Goldman Sachs

o    Morgan Stanley ranked 4 out of 8 in terms of EPS from
     continuing ops growth for fiscal year-ended 2006

o    Morgan Stanley ranked 2 out of 8 in fiscal year-ended
     2006 annualized ROE from continuing operations, but is
     clearly closing the gap to peersS

Morgan Stanley

New Equity Compensation Plan

                  Historical Performance and Current Landscape
                  --------------------------------------------------------------
                  Relative Performance(1)
                  --------------------------------------------------------------
                  Stock Performance (indexed)(%)
                  --------------------------------------------------------------

o    Since the beginning of Fiscal 2006,
     Morgan Stanley stock is up 34.6%, behind
     only Goldman Sachs, and Bear Stearns,
     against key competitors

Morgan Stanley